UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2009

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

Registrant’s telephone number, including area code: (863) 675-2966

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

¨	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 4, 2009, the Company announced that at its Board of Directors meeting on July 31, 2009, the Board declared a dividend in the amount of $0.1375 per share to be paid to shareholders of record as of October 31, 2009 with payment expected on or about November 15, 2009.

John R Alexander, Chairman, stated "The Board continues to actively investigate alternatives to increase returns, diversify operations and improve the Company’s balance sheet.  We are pleased to be able to pay our shareholders this sixteenth consecutive quarterly dividend; however, future dividends will be determined by the Company’s financial performance and expectations of economic conditions.”

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

The following exhibits are included with this Report:

Exhibit 99	(1)	Press release announcing dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: August 4, 2009	By:	/s/ Steve Smith
Steve Smith
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit 99	(1)	Press release announcing dividend.